Exhibit 99.1

COMSovereign Announces Results of its 2022 Annual Meeting

- Shareholders Vote to Approve All Proposals; Company to Effectuate Reverse Stock Split Effective
Prior to Market Open on February 10, 2023 -

TUCSON, AZ – February 9, 2023 – COMSovereign Holding Corp. (NASDAQ: COMS and COMSP) ("COMSovereign" or the "Company"), a U.S.-based developer of 4G LTE Advanced and 5G communication systems announced the results of its Annual Stockholder Meeting held on February 8, 2023.

COMSovereign stockholders approved all four (4) proposals as presented:

●	Approved the amendment to the Company’s Articles of Incorporation to affect a reverse stock split of its issued and outstanding common stock at a ratio to be determined by the Board of Directors, ranging from one-for-seventy-five to one-for-two hundred twenty-five.

●	Approved an amendment to the Company’s 2020 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance by 300,000 shares on a post reverse split basis.

●	Richard J. Berman, Kay Kapoor, James A. Marks and David A. Knight were elected as directors, each to hold office until next year’s Annual Meeting of Stockholders.

●	Marcum LLP was ratified as the Company’s independent registered public accounting firm.

As per the results of the Company’s annual meeting, the Board of Directors approved a 1-for-100 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share. The reverse stock split will become effective at 11:59 p.m. Eastern Time on February 9, 2023, and the Company’s common stock will open for trading on The Nasdaq Capital Market on February 10, 2023 on a post-split basis under the same trading symbol “COMS” with a new CUSIP number, 205650401.

Upon the reverse stock split taking effect, every 100 shares of the Company’s issued and outstanding common stock will automatically convert into one share of common stock without any change to the par value of $0.0001 per share. The amount of common stock outstanding will be reduced from approximately 266 million shares to approximately 2.66 million shares. Proportional adjustments will be made to the number of shares of common stock issuable upon exercise of COMSovereign’s outstanding stock options and warrants, as well as the applicable exercise price.

COMSovereign expects that the reverse stock split, which was approved by shareholders at its shareholder meeting on February 8, 2023, will increase the market price per share of the Company’s common stock, bringing the Company into compliance with The Nasdaq Capital Market’s $1.00 minimum bid price requirement. The Company intends to continue to pursue additional actions to satisfy the exchange’s listing requirement including the filing of its 10-Q for the quarter ended September 31, 2022 before the end of February 2023.

Registered stockholders holding pre-split shares of the Company's common stock are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, and will not be required to take any action in connection with the reverse stock split.

No fractional shares will be issued in connection with the reverse stock split. Any fractional shares created as a result of the reverse stock split will be rounded up to the nearest whole share for each stockholder. The reverse stock split impacts all holders of COMSovereign’s common stock proportionally and will not impact any stockholders’ percentage ownership of common stock (except as to rounding up changes).

Additional information regarding the reverse stock split is available on the Form 8-K filed today, as well as in the Company's definitive proxy statement (Form DEF 14A) filed with the United States Securities and Exchange Commission on December 7, 2022.

Any additional questions can be directed to the Company’s transfer agent, ClearTrust, at (813) 235-4490 or www.cleartrustonline.com.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net